Because of the electronic format for filing Form NSAR does not provide adequate space for responding to Item #15, the additional answers are as follows:

Item 15  Additional Sub-custodians:

Deutsche Bank AG, Netherlands (Via Paris),
Paris, France
Deutsche Bank AG, Frankfurt, Germany
Deutsche Bank AG, Seoul, Republic of Korea
Deutsche Bank AG, Amsterdam, Netherlands
Citibank, N.A., San Juan, Puerto Rico
UniCredit Bank Serbia JSC, Belgrade, Serbia
United Overseas Bank Limited, Singapore, Singapore
Standard Chartered Bank of Uganda Limited, Kampala, Uganda
Deutsche Bank S.p.A., Milan, Italy
Credit Suisse AG, Zurich, Switzerland
HSBC Bank Middle East Limited, Abu Dhabi,
United Arab Emirates
Deutsche Bank AG, Netherlands (via Amsterdam), Lisbon, Portugal
Standard Chartered Bank (Taiwan) Limited, Taipei, Taiwan
UniCredit Bulbank AD, Sofia, Bulgaria
Zagrebacka Banka d.d., Zagreb, Croatia
UniCredit Bank Czech Republic A.S., Prague, Czech Republic
UniCredit Bank Slovakia A.S., Bratislava, Slovak Republic
Unicredit Bank d.d. Mostar, Federation of Bosnia and Herzegovina
Unicredit Bank d.d. Banja Luka, Republic of Srpska
China Construction Bank Corp, Hong Kong, People's Republic of China JSC Bank of Georgia, Tbilisi, Republic of Georgia
HSBC Saudi Arabia Limited, Riyadh, Saudi Arabia

Type of Custody:  Foreign Custodian Rule 17f 5